Exhibit 99.1

Quidel Contact:	Media and Investors Contact:
Quidel Corporation	Porter Novelli Life Sciences
John M. Radak, Chief Financial Officer	Pam Lord
(858) 646-8032	(619) 849-6003
plord@pnlifesciences.com
QUIDEL CORPORATION COMPLETES ACQUISITION OF DIAGNOSTIC HYBRIDS
SAN DIEGO, Calif., February 19, 2010 — Quidel Corporation (NASDAQ: QDEL), a leading provider of rapid diagnostic tests, has completed its previously announced acquisition of Diagnostic Hybrids, Inc. for approximately $130 million in cash.
Diagnostic Hybrids, based in Athens, Ohio, is a market leader in manufacturing and commercializing direct fluorescent in vitro diagnostic assays used in hospital and reference laboratories for a variety of diseases, including viral respiratory infections, herpes, Chlamydia and other viral infections, and thyroid diseases. Diagnostic Hybrids’ strategy is to leverage its antibody development and cell culture expertise to develop new products that address significant market opportunities.
Diagnostic Hybrids reported $51 million in revenues in 2009, an increase of 34% over 2008. An estimated $5 to $7 million of 2009 revenue is attributable to demand for the company’s market-leading direct fluorescent antibody kits for the detection of Influenza A and B viruses. In 2009, Diagnostic Hybrids’ operating income was $9.3 million or 18% of revenues. Excluding the impact of the Influenza A (H1N1) pandemic on the business in 2009, the company’s three-year organic compounded annual growth rate has been 20%.
“We are pleased to complete the acquisition of Diagnostic Hybrids and extend a warm welcome to its employees,” said Douglas Bryant, president and CEO of Quidel. “Our combined company offers the marketplace a continuum of diagnostic tests for triaging patients, confirming diagnoses and providing actionable results to improve patient care. We have begun an integration that is focused on maximizing Diagnostic Hybrids’ growth opportunities and expect a smooth transition,” Bryant continued.
About Quidel Corporation
Quidel Corporation serves to enhance the health and well being of people around the globe through the development of rapid diagnostic solutions that can lead to improved patient outcomes and provide economic benefits to healthcare providers. Marketed under the leading brand names QuickVue®, D3 Direct Detection™ and Thyretain™, Quidel’s products aid in the detection and diagnosis of many critical diseases and conditions, including influenza, respiratory syncytial virus, Strep A, herpes, pregnancy, thyroid disease and fecal occult blood. Quidel’s research and development engine, including its Specialty Products Group, is also developing a continuum of diagnostic solutions from advanced lateral-flow and direct fluorescent antibody to molecular diagnostic tests to further improve the quality of healthcare in physicians’ offices and hospital and reference laboratories. For more information about Quidel’s comprehensive product portfolio, visit www.quidel.com and Diagnostic Hybrids at www.dhiusa.com.
This press release contains forward-looking statements within the meaning of the federal securities laws that involve material risks, assumptions and uncertainties. Many possible events or factors could affect our future financial results and performance, such that our actual results and performance may differ materially from those that may be described or implied in the forward-looking statements. As such, no forward-looking statement can be guaranteed. Differences in actual results and performance may arise as a result of a number of factors including, without limitation, seasonality, the timing of onset, length and severity of cold and flu seasons, the level of success in executing our strategic initiatives, uncertainty surrounding the detection of novel influenza viruses involving human specimens, adverse changes in the competitive and economic conditions in domestic and international markets, actions of our major distributors, technological changes and uncertainty with research and technology development, including any future molecular-based technology, the reimbursement system currently in place and future changes to that system, manufacturing and production delays or difficulties, adverse actions or delays in product reviews by the U.S. Food and Drug Administration, intellectual property, product liability, environmental or other litigation, potential required patent license fee payments not currently reflected in our costs, potential inadequacy of booked reserves and possible impairment of goodwill, and lower-than-anticipated sales or market penetration of our new products. Further, with respect to the acquisition of Diagnostic Hybrids, Inc. and related statements, these statements are based on our current expectations as to future events, but are subject to numerous risks and uncertainties. These risks and uncertainties include the potential that Diagnostic Hybrids’ growth will not follow historical patterns and the possibility that integration of the two companies will not be as successful as we expect. Quidel can give no assurance that future results will be as expected. Forward-looking statements typically are identified by the use of terms such as “may,” “will,” “should,” “might,” “expect,” “anticipate,” “estimate,” and similar words, although some forward-looking statements are expressed differently. The risks described under “Risk Factors” in reports and registration statements that we file with the SEC from time to time should be carefully considered. You are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date of this press release. We undertake no obligation to publicly release the results of any revision or update of the forward-looking statements, except as required by law.
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